EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2000, except for Note 16 for which the date is April 13, 2000, relating to the financial statements of ZD Events, as of December 31, 1999 and 1998 and for the three years ended December 31, 1999 which appears in the Registration Statement (File No. 333-36828) on Form S-1 of Key3Media Group Inc. dated August 10, 2000.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 23, 2000